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                                                                   Exhibit 3.1

                                     FORM OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         COMBINED SPECIALTY CORPORATION

     Combined Specialty Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Combined Specialty Corporation. Combined Specialty Corporation was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 10, 2001.

     2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of Combined Specialty Corporation as currently in effect, and has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of Combined Specialty Corporation and duly adopted by the sole stockholder of Combined Specialty Corporation and duly executed and acknowledged by an officer of Combined Specialty Corporation in accordance with Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     3. The text of the Certificate of Incorporation of Combined Specialty Corporation as currently in effect is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

     The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                         Combined Specialty Corporation

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

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                                   ARTICLE IV

     (A) AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock which the Corporation shall have authority to issue is 325,000,000, consisting of 300,000,000 shares of common stock, with the par value of $.01 per share ("Common Stock"), and 25,000,000 shares of preferred stock, with the par value of $.01 per share ("Preferred Stock").

     Upon this Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of Common Stock of the Corporation.

     (B) PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The designation of the series, which may be by distinguishing number, letter or title;

          (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

          (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

          (iv) The dates at which dividends, if any, shall be payable;

          (v) The redemption rights and price or prices, if any, for shares of the series;

          (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

          (vii) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

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          (viii) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

          (ix) Restrictions on the issuance of shares of the same series or of any other class or series;

          (x) The voting rights, if any, of the holders of shares of the series; and

          (xi) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

     (C) COMMON STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

     (D) VOTE. Except as may be provided in this Restated Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

     (E) RECORD HOLDERS. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered on the stock transfer books of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V

     (A) CERTAIN ACKNOWLEDGMENTS. In recognition and anticipation that (i) the Corporation will not be a wholly-owned subsidiary of Aon Corporation or any affiliate or successor thereof (collectively, "Aon"), (ii) directors, officers and/or employees of Aon or of Affiliated Companies (as defined below) of Aon may serve as directors and/or officers of the Corporation, (iii) Aon and Affiliated Companies thereof may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iv) Aon and Affiliated Companies thereof may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies thereof, and (v) Aon and Affiliated Companies thereof may engage in material business transactions with the Corporation and Affiliated Companies thereof, including, without limitation, providing services to the Corporation and Affiliated Companies thereof, and that Aon and/or the Corporation may benefit therefrom, it is in the best interests of the Corporation that

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the respective rights and duties of the Corporation and of Aon and Affiliated
Companies thereof, and the duties of any directors or officers of the Corporation who are also directors, officers or employees of Aon or of Affiliated Companies thereof, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and Aon and Affiliated Companies thereof, on the other hand. Furthermore, in recognition of the benefits to be derived by the Corporation through its continual contractual, corporate and business relations with Aon (including possible service of officers and directors of Aon as officers and directors of the Corporation), the provisions of this Article V shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Aon and Affiliated Companies thereof and the conduct of certain affairs of the Corporation as they may involve Aon and its officers and directors, and the power, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article V.

     (B) CERTAIN AGREEMENTS AND TRANSACTIONS PERMITTED; CERTAIN FIDUCIARY DUTIES OF CERTAIN STOCKHOLDERS, DIRECTORS AND OFFICERS. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Aon or Affiliated Companies thereof pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and Aon or an Affiliated Company thereof, on the other hand, agree to engage in transactions of any kind or nature with each other or with Affiliated Companies thereof and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to paragraph (D) of this Article V, and except as otherwise required by law, no such agreement, or the performance thereof by the Corporation or Aon, or any Affiliated Company thereof, shall be considered contrary to any fiduciary duty of any director or officer of the Corporation or of any Affiliated Company thereof who is also a director, officer or employee of Aon or any Affiliated Company thereof to the Corporation or such Affiliated Company, or to any stockholder thereof. Subject to paragraph (D) of this Article V, to the fullest extent permitted by law, neither Aon nor any Affiliated Company thereof, shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above and no director, officer or employee of the Corporation who is also a director, officer or employee of Aon or any Affiliated Company thereof shall have or be under any fiduciary duty to the Corporation or any Affiliated Company thereof, to refrain from acting on behalf of the Corporation or any Affiliated Company thereof or of Aon or any Affiliated Company thereof in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

     (C) SIMILAR ACTIVITIES OR LINES OF BUSINESS. Except as otherwise agreed in writing between the Corporation and Aon or as required by law, Aon shall have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation and (ii) doing business with any client, customer or vendor of the Corporation, and neither Aon nor any officer, director or employee thereof (except as provided in paragraph (D) of this Article V) shall be

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deemed to have breached its, his or her fiduciary duties, if any, to the
Corporation solely by reason of Aon's engaging in any such activity.

     (D) DUTIES OF DIRECTORS OF THE CORPORATION. In the event that a director of the Corporation who is also a director, officer or employee of Aon acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Aon, such director shall be deemed, except as otherwise required by law, to have fully satisfied and fulfilled his or her fiduciary duty with respect to such corporate opportunity, and the Corporation to have renounced its interest in such business opportunity and waived any claim that such business opportunity constitutes a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Corporation, and who is also an officer, director or employee of Aon, shall belong to Aon, unless such opportunity was expressly offered to such person in his or her capacity as a director of the Corporation.

     (E) CERTAIN DEFINITIONS. For purposes of this Article V, "Affiliated Company" shall mean, with respect to Aon, any entity that is controlled by Aon, controls Aon or is under common control with Aon (other than the Corporation and any entity that is controlled by the Corporation, controls the Corporation or is under common control with the Corporation) and, with respect to the Corporation, any entity that is controlled by the Corporation, controls the Corporation or is under common control with the Corporation (other than Aon and any entity that is controlled by Aon, controls Aon or is under common control with Aon).

     (F) TERMINATION. The provisions of this Article V shall have no further force or effect from and after such time that no person who is a director or officer of the Corporation is also a director, officer or employee of Aon or any Affiliated Company thereof; PROVIDED, HOWEVER, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation or an Affiliated Company thereof and Aon or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliated Company thereof and Aon or an Affiliated Company thereof or the allocation of any opportunity between them before such time.

                                   ARTICLE VI

     The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

     (A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

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     (B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

     (C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

     (D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

     (E) Provisions which permit the Corporation to redeem or exchange such rights; and

     (F) The appointment of a rights agent with respect to such rights.

                                   ARTICLE VII

     (A) In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

          (i) to adopt, amend or repeal the By-Laws of the Corporation, PROVIDED, HOWEVER, that the By-Laws may also be altered, amended or repealed by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock (as defined in Article XIII below), voting together as a single class; and

          (ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

     (B) In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), and the interests of creditors, customers, employees and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business.

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     (C) The Corporation may in its By-Laws confer powers upon the Board of
Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

                                  ARTICLE VIII

     Effective from and after the date upon which the Corporation shall be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

                                   ARTICLE IX

     (A) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors that shall constitute the whole Board of Directors of the Corporation shall be fixed in the manner prescribed in the By-Laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws.

     (B) Subject to the rights of the holders of any series of Preferred Stock to fill any newly created directorships or vacancies, any vacancy on the Board of Directors that results from an increase in the number of directors or for any other reason may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     (C) Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     (D) The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the 2003 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 2004 annual meeting of stockholders, and Class III directors shall be initially elected for a term expiring at the 2005 annual meeting of stockholders. Members of each class shall hold office until their successors are duly elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares of Voting Stock present in person or represented by proxy at such meeting and entitled to vote on the election of directors and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are duly elected and qualified, subject to death, resignation or removal from office.

     (E) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by

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the terms of this Restated Certificate of Incorporation applicable thereto, and such directors shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms.

     (F) Prior to the date upon which the Corporation shall be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. Effective from and after the date upon which the Corporation shall be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

                                    ARTICLE X

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article X by the stockholders shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE XI

     Each person who is or was or had agreed to become a director or officer of the Corporation, or each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators of estate of such person), shall be indemnified by the Corporation in accordance with and pursuant to the By-Laws of the Corporation. The Corporation may provide indemnification to employees and agents of the Corporation to the extent provided by action of the Board of Directors pursuant to the By-Laws. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this
Article XI. Any amendment or repeal of this Article XI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

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                                   ARTICLE XII

     In furtherance and not in limitation of the powers conferred by law or in this Restated Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board of Directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any individual, limited partnership, general partnership, corporation or other firm or entity (a "person") to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, debentures or other evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of Directors or such committee and
(ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

                                  ARTICLE XIII

     Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Article V, Article VI, subparagraph (i) of paragraph (A) of
Article VII, Article VIII, Article IX or this Article XIII of this Restated Certificate of Incorporation. For the purposes of this Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE XIV

     The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, or any Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIV; PROVIDED, HOWEVER, that any amendment or repeal of Article X or Article XI of this Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and PROVIDED FURTHER that no Preferred Stock Designation shall be

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amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

     IN WITNESS WHEREOF, Combined Specialty Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized * this *th day of *, 2002.

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